UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 13, 2025

BEONE MEDICINES LTD.
(Exact Name of Registrant as Specified in Charter)

Switzerland	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o BeOne Medicines I GmbH
94 Aeschengraben 27
Basel 4051
Switzerland
(Address of Principal Executive Offices) (Zip Code)
+41 61 685 19 00
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	ONC	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Facilities Agreement

On November 13, 2025 (November 14, 2025 Hong Kong time), BeOne Medicines Ltd. (the “Company” and, together with its subsidiaries, the “Group”) entered into the Facilities Agreement (the “Facilities Agreement”), by and among (i) certain subsidiaries of the Company listed in the Facilities Agreement, as guarantors (the “Guarantors”), (ii) The Hongkong and Shanghai Banking Corporation Limited (“HSBC”), as global coordinator, original mandated lead arranger and bookrunner, agent and security agent, and (iii) certain financial institutions listed in the Facilities Agreement, as lenders.

The Facilities Agreement provides the Company with senior secured financing consisting of:

•a U.S. dollar-denominated, B1 revolving loan facility in an aggregate principal amount of $140 million (the “B1 Revolving Loan Facility”);
•a U.S. dollar-denominated, B2 term loan facility in an aggregate principal amount of $560 million (the “B2 Term Loan Facility” and, together with the B1 Revolving Loan Facility, the “B Loan Facilities”); and
•a Renminbi-denominated, A term loan facility in an aggregate principal amount of approximately $300 million (the “A Loan Facility”) (collectively, the “Loan Facilities”).

The Facilities Agreement includes an uncommitted accordion feature that allows, under certain circumstances, the size of the B Loan Facilities to be increased up to a maximum of $700 million in the aggregate, subject to the terms and conditions of the Facilities Agreement. However, given that the B Loan Facilities are fully subscribed and limited to a combined maximum of $700 million in the aggregate, the Company does not expect to exercise this feature in the foreseeable future.

The A Loan Facility matures 36 months after the first utilization date of such facility (the “First Facility A Utilization Date”) and, unless extended, the B Loan Facilities mature 24 months after the first utilization date of a B Loan Facility (the “First Facility B Utilization Date”). The Company may elect not to utilize a portion of the Loan Facilities.

Use of Proceeds

In accordance with the Facilities Agreement:

•the Company shall apply all the amounts provided by the A Loan Facility for general corporate purposes, including: (a) financing the general working capital requirements of the Group, (b) refinancing the Existing Offshore Financial Indebtedness (as defined in the Facilities Agreement) of the Group, and (c) the payment of any fees and expenses in relation to the Loan Facilities; and
•the Company shall apply all the amounts provided by the B Loan Facilities for general corporate purposes, including: (a) financing the general working capital requirements of the Group, (b) refinancing the Existing Offshore Financial Indebtedness of the Group, (c) the payment of any fees and expenses in relation to the Loan Facilities, and (d) if and to the extent not prohibited by applicable laws and regulations, reimbursing any payment made by any Group member for any of the purposes listed above.

Security and Guarantees

Subject to certain limitations, the Loan Facilities are secured on a first priority basis granted in favor of HSBC (as security agent on behalf of the secured parties) by: (a) a security interest in the equity interests of a member of the Group and (b) security interests in, and mortgage on, the Company’s manufacturing and clinical R&D facility in New Jersey, subject, in each case, to certain exceptions. In addition to an intercreditor agreement governing the rights and priorities of the secured parties under the Facilities Agreement, the Company and the Guarantors entered into various security documents concurrently with effectiveness of the Facilities Agreement. Except as otherwise provided by applicable law, all obligations under the Loan Facilities are unconditionally guaranteed jointly and severally, by the Guarantors.

Interest Rate, Fees & Events of Default

The A Loan Facility is subject to an interest rate equal to the Reference Rate (RMB) (as defined in the Facilities Agreement) plus a margin of 0.65% per annum. The B Loan Facilities are subject to an interest rate equal to the Reference Rate (USD) (as defined in the Facilities Agreement) plus a margin of 2.40% per annum.

Interest on the A Loan Facility and B2 Term Loan Facility is payable periodically on either a one-month, three-month or six-month basis (depending on the period selected by the Company from time to time) with the final payment of interest being due on the final repayment date applicable to such Loan Facility. The interest rate for the A Loan Facility and B Loan Facilities will fluctuate during the term of the Facilities Agreement based on changes in the Reference Rate (RMB) or Reference Rate (USD) (as the case may be).

Repayment of principal under the A Loan Facility begins the date falling 12 months after the First Facility A Utilization Date and will recur every six months thereafter (each such date, a “Facility A Repayment Date”), until the date that is 36 months after the A Loan Initial Utilization Date (such date, the “Facility A Final Repayment Date”). The Company is required to pay, on each Facility A Repayment Date, as applicable, 4% of the aggregate amount outstanding (as of the last date of the Availability Period (as defined in the Facilities Agreement)) under the A Loan Facility, as a repayment of principal outstanding under such facility. On the Facility A Final Repayment Date, all remaining principal outstanding under the A Loan Facility shall become due and payable.

Repayment of principal under the B2 Term Loan Facility begins the date falling 18 months after the first utilization date of the B2 Term Loan Facility and will occur again three months following such date (each such date, a “Facility B2 Repayment Date”). The Company is required to pay, on each Facility B2 Repayment Date, as applicable, 10% of the aggregate amount outstanding (as of the last date of the Availability Period) under the B2 Term Loan Facility as a repayment of principal outstanding under such facility. Unless the final repayment date is extended, on the date that is 24 months after the First Facility B Utilization Date (the “Facility B Final Repayment Date”), all remaining principal outstanding under the B2 Term Loan Facility shall become due and payable.

The B1 Revolving Facility is available to be drawn down upon by the Company until the date that is one month prior to the Facility B Final Repayment Date; provided that if the first utilization under the Facilities Agreement does not occur on or before the date falling six months after the effective date of the Facilities Agreement, the B1 Revolving Facility will be available to be drawn down upon by the Company until the date that is six months after the Facility B Final Repayment Date. The Company may make multiple draws under the B1 Revolving Facility and elect a one-month, three-month or six-month interest repayment period (such interest election period, the “B1 Revolving Facility Interest Period”) for each individual draw. The Company shall repay each draw on the last day of each draw’s respective B1 Revolving Facility Interest Period.

In addition to paying interest on the outstanding principal, the Company is required to pay a commitment fee of 0.85% on the undrawn and uncancelled amounts under the Loan Facilities.

The Facilities Agreement contains customary events of default for a loan of this nature, including with respect to a failure to make payments under the Loan Facilities, certain bankruptcy and insolvency events and customary change of ownership events. The Facilities Agreement contains certain specified events of default, and should an event of default occur and continue, HSBC (as agent on behalf of the secured parties) is entitled to exercise certain remedies, including acceleration of the loan and related obligations.

Prepayments

Upon five business days’ notice, the Company may voluntarily prepay borrowings, in whole or in part, under the Facilities Agreement without premium or penalty, as specified in the Facilities Agreement. The Facilities Agreement also contains certain customary mandatory prepayment provisions for financings of this type in the event that the Company undergoes a change of control and in relation to disposal and insurance proceeds.

Representations and Warranties

The Facilities Agreement contains certain representations and warranties (subject to certain agreed qualifications), including, among others, (a) status, binding obligations, non-conflict with other obligations, and power and authority, (b) solvency, taxation and litigation matters, (c) disclosure, (d) property ownership, (e) investment company status, (f) government approvals, (g) environmental matters and (h) compliance with sanctions and anti-corruption laws.

Certain Covenants

The Facilities Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limits certain activities or actions, including the incurrence of additional indebtedness or liens, dispositions of assets, making of certain fundamental changes, entering into restrictive agreements, making certain investments, entering into certain joint ventures, making certain loans, advances, guarantees or acquisitions, prepaying certain indebtedness, paying dividends or making certain other distributions or redemptions/repurchases on certain equity interests, engaging in transactions with affiliates or amending certain material documents.

In addition, the Facilities Agreement contains financial covenants applicable to the Credit Facilities, including covenants requiring the maintenance of: (i) a minimum cash interest coverage ratio of not less than 5.00 to 1.00; (ii) a net leverage ratio of not greater than 2.50 to 1.00; (iii) a minimum total consolidated shareholders’ equity of the Group of not less than $2.7 billion; (iv) a minimum cash balance held outside the PRC by the Company and the Guarantors of $500.0 million; (v) a maximum financial indebtedness of the Company and its subsidiaries not to exceed $2.0 billion; and (vi) a maximum financial indebtedness of the Company’s subsidiaries that are incorporated or registered in the PRC not to exceed $500.0 million.

The initial utilization of any Loan Facility is subject to customary conditions precedent, including applicable regulatory approvals.

The foregoing description of the Facilities Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facilities Agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

* * *

The representations and warranties and other statements in the Facilities Agreement (1) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (2) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, it was advised that information concerning the subject matter of the representations and warranties and other statements made in the Facilities Agreement would likely change after the execution date of such agreement, and subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the Facilities Agreement as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the utilization of the Loan Facilities, the use of proceeds under the Facilities Agreement and the exercise of certain features under the Facilities Agreement. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including the Company’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; the Company’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; the Company’s ability to obtain and maintain protection of intellectual property for its medicines and technology; the Company’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; the Company’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; the Company’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the U.S. Securities and Exchange Commission. All information herein is as of the date set forth above, and the Company undertakes no duty to update such information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEONE MEDICINES LTD.

Date: November 19, 2025	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel